Exhibit 99.1

TRANSCRIPT
STAA - Q2 2016 STAAR Surgical Co Earnings Call

EVENT DATE/TIME: AUGUST 03, 2016 / 04:30PM ET

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CORPORATE PARTICIPANTS

Brian Moore EVC Group - IR

Caren Mason STAAR Surgical Company - President, CEO

Steve Brown STAAR Surgical Company - CFO

CONFERENCE CALL PARTICIPANTS

Raymond Myers Benchmark Capital - Analyst

Jim Sidoti Sidoti & Company - Analyst

Chris Cooley Stephens Inc. - Analyst

Matt Larew William Blair & Company - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. Thank you for standing by. Welcome to the STAAR Surgical Second Quarter 2016 Financial Results Conference Call. (Operator Instructions) This call is being recorded today, Wednesday, August 3, 2016. At this time, I would like to turn the conference over to Mr. Brian Moore with EVC Group.

Brian Moore - EVC Group - IR

Thank you, Michelle, and good afternoon, everyone. Thank you for joining us on the STAAR Surgical conference call this afternoon to review the Company's financial results for the second quarter, which ended on July 1, 2016. Joining me on the call today are Caren Mason, President and CEO of STAAR Surgical, and Steve Brown, CFO. The news release detailing the second quarter results was issued just after 4 p.m. Eastern Time and is now available on STAAR's website at www.staar.com.

Before we get started, let me quickly remind you that during the course of this conference call the Company will make forward-looking statements. We caution you that any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the Company's projections, expectations, plans, beliefs and prospects. These statements are based on judgment and analysis as of this date of this conference call and are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties associated with the forward-looking statements made in this conference call and webcast are described in the Safe Harbor statement in today's press release, as well as STAAR's public periodic filings with the SEC. STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes, and does not intend to do so.

In addition, to supplement the GAAP numbers, we have provided non-GAAP adjusted net income and diluted net income per share information. We believe that these non-GAAP numbers provide meaningful supplemental information and are helpful in assessing our historical and future performance. Also, in order to compare our performance from period-to-period without the effect of currency fluctuation, we apply the same average exchange rate application to the prior period, or constant currency rate to sales. A table reconciling the GAAP information to the non-GAAP information is included in today's financial release, which is available on our website. Now, I would like to turn the call over to Caren Mason, President and CEO of STAAR Surgical.

Caren Mason - STAAR Surgical Company - President, CEO

Thank you, Brian, and good afternoon, everyone. I will begin our discussion with general commentary on the state of the business. Steve will then review key second quarter 2016 financial results before we open the call for your questions. Q2 2016 results signify solid growth and a broadening momentum for the Company. For the second quarter we achieved record net sales of $21 million, and record ICL sales of $15.4 million. We also achieved record ICL units, which brought our total implanted ICL’s since introduction to well over 600,000 lenses. We are also pleased to report that the strategic priorities we have committed to achieve in 2016 are on track and delivering value for STAAR. I will spend a few moments highlighting our progress on selected key initiatives.

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AUGUST 03, 2016 / 04:30PM ET, STAA - Q2 2016 STAAR Surgical Co Earnings Call

FDA remediation and continuation of quality systems overhaul remains at the top of the list of our strategic priorities. The achievement of remediation and quality system plan commitments as submitted to the FDA and assuring that our global quality certifications are maintained remain essential goals. In Q2, our internal goal achievement was on target. We expect not to exceed our remediation budget of $2.2 million for 2016. Two major areas of emphasis for the remediation plan and quality system build include the acquisition of a new quality management system and building monitoring system. Both have been acquired and qualification and implementation is progressing well.

Creating the visual freedom market for implantable lenses is an essential strategic priority, and we have made great strides thus far this year. STAAR successfully introduced its new global branding at the ASCRS meeting in May as reported during our last earnings call. The evolution in visual freedom initiative includes the introduction of the new EVO+ line of expanded optic ICLs to our international surgeons. We have received positive reports thus far and will be highlighting the surgeon and patient experience with EVO+ at our experts meeting and the European Congress in September.

One of our most prominent and prolific ICL surgeons implanted a new EVO+ lens as a birthday gift for his daughter. He was compelled to write to us expressing in his words that father and daughter are both over the moon. The approval of our EVO lenses in Canada in mid-May resulted in our first EVO implant surgeries in North America, which were well received with high surgeon and patient satisfaction. As we are anticipating the EVO Toric approval for Canada, we expect that the implant momentum will pick up in Q3 and especially Q4. We are planning high profile digital and media campaigns for major markets in Canada in the months ahead.

The global growth statistics regarding myopia, which I have routinely shared and continue to update, now includes a new study regarding the rate of myopia in the United States. The Journal of the American Academy of Ophthalmology published a study in its June 21 issue, and issued a news release announcing the publication of the study with the headline, and I quote -- Nearly 10 million adults found to be severely nearsighted in the United States. Largest US study of its kind using the American Academy of Ophthalmology's national ophthalmologic database also finds women at higher risk of blinding complications, unquote. The study was conducted jointly by AAO, Genentech, NIH and UC Davis. Among the findings, nearly 9.6 million people in the US have high myopia at minus 6 diopters and above. This challenging statistic further reinforces the opportunity for the prescriptive and visual freedom value of our implantable collamer lenses. The significant investment we are making in clinical validation and clinical utility, medical affairs expansion, significant meta-analysis of all published data, upgrading of our own safety and effectiveness data database, and continued expansion of our myopia implantable lens line, including delivery system, is in anticipation of the essential pickup of the ICL as a premium and primary refractive vision enhancement and choice for surgeons and their patients globally.

Significant strategic priorities for 2016, which also advanced during the quarter, include the finalization of four additional strategic cooperation agreements in the Asia-Pacific region. These new partners are comprised of large clinics and hospitals which we anticipate will help to create the foundation for meaningful sales growth in the coming years.

We now have six strategic cooperation agreements and several others are in development. These agreements include a strong collaboration with a strategic partner where STAAR provides certified surgeon training, marketing and pricing support in exchange for specified unit growth of our products, as well as potential participation in our patient registry, clinical data, and new product development efforts. We are very pleased with these transformational partnerships and what they can achieve for our partners, their patients and for STAAR. The clinical study agreements for our first-in-man implants of the Presbyopic ICL were finalized, and we are on schedule to provide lenses for surgeries scheduled during the third quarter. We will conduct a presbyopia working group with outstanding implant surgeons who continue to advise us regarding their requirements for the first bilateral Presbyopic ICLs with EDOF, or extended depth of field. We plan to share and evaluate the findings from our first-in-man implants during this working group session.

As previously announced, we have been reviewing the commercial fitness of certain cataract lens offerings and evaluating our approach to the cataract care market. As a result of these activities, we have decided to focus on Collamer IOL lens implants and to cease manufacturing of our silicone IOL products for the North America market. We will continue to manufacture and market our preloaded silicone IOLs, which have higher technological differentiation, in overseas markets. Silicone IOL usage has been declining globally for years, and Marketscope has forecasted that silicone IOLs will garner less than 5% of global IOL units in 2016.

Collamer material is proprietary to STAAR and is used in both our ICL and certain IOL lines. Key features of Collamer include 20 years of proven history with over one million nanoFLEX Collamer IOL lens implants worldwide. Collamer is a biocompatible material, inhibiting inflammatory responses to achieve a postoperative quiet eye. Collamer has inherent antireflective properties enabling sharper vision and less higher order aberrations. We believe there is growth potential for nanoFLEX Collamer IOLs as potential applications of Collamer material for other cataract IOL technologies, such as lenses for the treatment of presbyopia. Several Collamer IOL product expansion projects are under consideration. Further elements of our cataract care strategy will be determined, as previously discussed, by the end of 2016.

And, finally, during the quarter we strengthened our cash optimization strategy and increased our cash at the end of Q2 to $12.7 million. We are also pleased to have generated $2.5 million in operating cash flow for the quarter. I will now turn over the call to Steve for a review of our second quarter 2016 financial results. Steve?

Steve Brown - STAAR Surgical Company - CFO

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AUGUST 03, 2016 / 04:30PM ET, STAA - Q2 2016 STAAR Surgical Co Earnings Call

Thank you, Caren, and good afternoon, everyone. For my prepared remarks today and consistent with feedback from shareholders, I'll touch on more significant aspects of our second quarter 2016 results. I'll start with a summary of top line results and then provide more details by product and market.

STAAR achieved record sales of $21 million in the second quarter of 2016, an increase of 12% over the $18.7 million in sales reported in the second quarter of 2015. The sales increase was driven by ICL revenue and unit growth of 26% and 18%, respectively, with strong double-digit unit growth in all of the Asia-Pacific markets and in Germany. These increases were partially offset by lower IOL revenues and lower injector parts sales. For the first half of 2016, ICL revenue and unit growth was 17% and 9%, respectively. For ICL product line, total sales were $15.4 million for the second quarter of 2016, increasing 26% from the prior year period, with units increasing 18% compared to the prior year period.

Asia-Pacific ICL sales were $8.4 million during the second quarter, an increase of 40% compared to the prior year period driven by strong double-digit unit growth in each of the region's markets as follows -- China increasing 48% as our strategic cooperation agreement helped drive growth; Korea increasing 32%; India increasing 17%; Japan increasing 81%; and other Asia-Pacific territories increasing 17%. The ICL unit growth in the region averaged 38% over the prior year quarter.

EMEA ICL sales were $5.5 million during the second quarter, an increase in 16% compared to the prior year period due to unit growth of 20% in Germany, achievement of planned unit growth in the other European markets and Latin America, and higher average selling prices. Overall, ICL units declined 2% for EMEA was impacted by significant decrease in the Middle East that is expected to normalize in the second half of the year.

North America ICL sales were $1.6 million during the second quarter, up 1% in revenue and down 9% in units from the prior year period. Unit softness can be attributed to the announcement of the Canadian approval of EVO lenses as surgeons chose to wait for the spheric and toric availability, and to a US military order now anticipated to be booked in August.

For our IOL product line, total IOL sales were $5.1 million for the second quarter of 2016, and down 3% from the prior year period, with units down 15%. The decrease was due to the phase out of IOL sales in China and silicone IOL sales in North America. IOL revenue in Japan and Europe together increased 14%.

Turning the discussion now to margins and spending, our gross profit margin was 69.7% compared to the prior year period gross margin of 66.3%, or an increase of 3.4 points. This improvement resulted from a favorable mix of higher margin ICL units that added 3.7 points, higher average selling prices that added 2.1 points, and lower ICL unit costs that added 1.2 points. These improvements were partially offset by higher IOLs and other product unit costs of 1.9 points, and 1.7 points in higher other cost of sales attributable to an inventory reserve taken for the discontinuation of silicone IOL manufacturing for North America distribution.

Operating expenses for the second quarter of 2016 increased $2.7 million to $16.8 million from $14.1 million in the prior year period primarily due to costs related to quality system improvements and investments made in the international selling and marketing organization. General and administrative expense was $4.9 million, and the change from the prior year quarter was not material. Marketing and selling expense of $7.2 million was $1.3 million higher than the prior year period due to investments made in international markets and the cost of direct selling in Germany.

Research and development expense was $4.7 million, an increase of $1.1 million due to investments in quality system improvements, regulatory and clinical affairs, and project-related spending partially offset by lower remediation expense. Remediation expense for the year was on budget.

Now, turning our attention to the bottom line, the net loss for the second quarter of 2016 was $2.1 million, or $0.05 per share compared with the net loss of $1.6 million, or $0.04 per share for the prior year period. The charges associated with the discontinuation of the silicone IOL product line totaled $426,000, or $0.01 per share. The higher net loss for the second quarter of 2016 versus the prior year period was primarily due to higher operating expenses and lower other income partially offset by increased gross profit from sales volume and improved margins and a lower tax provision.

On a non-GAAP basis, the adjusted net loss for the second quarter of 2016 was $936,000, or $0.02 per share compared with adjusted net income of $167,000, or break-even per share for the prior year period. These adjusted figures exclude nonrecurring expenses such as FDA remediation expense, gains and losses on foreign currency transactions, and stock-based compensation costs.

Now, turning our attention to the balance sheet, we continue our focus on optimizing our cash position, to revenue growth, expense mitigation, working capital management, and equipment leasing. These efforts yielded an increase in our cash at the end of the second quarter to $12.7 million, up from $9 million at the end of the first quarter 2016. The Company generated $3.7 million in cash during the second quarter of 2016, which includes $2.5 million provided by operating activities; $1.8 million provided by financing activities from capital leases and the proceeds from stock option exercises; $1 million used for purchases of property and equipment; and $400,000 provided by the effective exchange rate changes on cash. This concludes my comments, and with that we're ready to take your questions. Operator, please open the line for questions.

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QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions) Our first question comes from Raymond Myers of Benchmark. Your line is open.

Raymond Myers - Benchmark Capital - Analyst

When we first asked about the strength you had in Asia, particularly in China, was that related to these new partnerships that you've been signing, or is that the underlying most of the business that has been there?

Caren Mason - STAAR Surgical Company - President, CEO

It's a combination, but it's definitely being led by the strength of the strategic cooperation agreement with Aier, followed by the addition of other agreements that have been signed. But our success with Aier is beyond our expectations in terms of growth, and I would say that we're more than doubling our growth with them through the successful aspects of the partnership, and we see the momentum continuing going forward.

Raymond Myers - Benchmark Capital - Analyst

That's great. And the growth in Japan of 81%, that was really high. What's driving that one?

Caren Mason - STAAR Surgical Company - President, CEO

In Japan we have had a resurgence. We actually added marketing and sales support in our Japanese business. We have signed a strategic cooperation agreement in Japan with a large clinic. Some of that came to fruition. We also have had some very nice growth in our IOL product line in Japan.

Raymond Myers - Benchmark Capital - Analyst

That's all great. Now, help us understand whether some of this resurgence is one-time stocking shipments or is this truly a new base that we can build from?

Caren Mason - STAAR Surgical Company - President, CEO

No, this is a base that we can build from, and we are looking at other ways to expand our business in Japan as well. And so as we get closer and have a determination of what those partnerships will be, we'll speak to them. And just by the way, some of the strategic partners prefer to not have press around them or to be followed by our investors on a case-by-case basis. Where we can and we do get approval, we definitely will make sure that our investors understand how we are doing in these major new accounts.

Raymond Myers - Benchmark Capital - Analyst

That makes sense. Now, shifting gears to the remediation budget, you say you are on track and on plan there. Can you remind us how much you spent year-to-date in remediation?

Steve Brown - STAAR Surgical Company - CFO

Yes, sure. Year-to-date just a touch over $1 million.

Raymond Myers - Benchmark Capital - Analyst

Okay. So, about halfway. Where do you expect that to trend, or maybe better said, at which quarter do you expect that to peak and when can we think about that expenditure starting to decline?

Caren Mason - STAAR Surgical Company - President, CEO

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AUGUST 03, 2016 / 04:30PM ET, STAA - Q2 2016 STAAR Surgical Co Earnings Call

Well, at this point in time we're not going to determine whether there will be continued remediation expense in 2017. As soon as we have clarity on that, we'll make sure to release that information. But our expectation, I'm comfortable saying, will be that in 2017 we will spend less than we have spent in 2016.

Raymond Myers - Benchmark Capital - Analyst

That's great. Next, shifting gears to the silicone IOL discontinuation. How much revenue do you currently generate in the United States in that business and I assume that's all potentially to be less, or how much do you think you can shift to Collamer?

Steve Brown - STAAR Surgical Company - CFO

We'll continue shipping the silicone through the end of this year. The business has been in decline, and this year it was only about $1 million.

Caren Mason - STAAR Surgical Company - President, CEO

In terms of the Collamer IOL, we are putting together an aggressive plan, and actually slotting the Collamer IOL as kind of a basic plus entry into the IOL cataract market. We know it performs very, very well. As we said, we have one million implants of this lens in the IOL space in Collamer material. And our expectation is that by right pricing and right positioning the nanoFLEX, we will be able to put it in its rightful place with much higher market share than we were able to enjoy with a declining material in terms of perception, which is silicone.

Raymond Myers - Benchmark Capital - Analyst

That's great. And then remind us of the margin profile that you promised. They're not the same, are they?

Caren Mason - STAAR Surgical Company - President, CEO

No, they're not. The silicone IOL had a surprisingly positive margin in terms of the acceptance in the marketplace. It was profitable for us, but our expectation is that the advantage with the nanoFLEX, the expansion of the nanoFLEX on a net basis will have more margin dollars from that product over the silicone.

Raymond Myers - Benchmark Capital - Analyst

Okay, good. And then last on the regulatory front. You made a mention recently that you had requested a pre-IDE meeting of the FDA for the EVO ICL. Can you elaborate on that and just what are the implications of that request?

Caren Mason - STAAR Surgical Company - President, CEO

Well, fundamentally, the way it works is that you have an opportunity should you choose to schedule a meeting with the Office of Device Exemption to speak to them about the parameters of what a clinical study would need to comprise in order to meet what they believe they need to understand about the safety and effectiveness of the EVO lens. So, we did submit what's called a pre-IDE package, and that package was accepted for review. We have had informal communications regarding a potential pre-IDE meeting with the Device Review Division, and we understand that several issues, should we go forward with the meeting, could be discussed, including even our manufacturing. So, at this time we, you know, kind of limit our comments to just that. It isn't prudent for us to comment any further.

Raymond Myers - Benchmark Capital - Analyst

That makes sense. Thank you for taking the questions and congratulations on the great progress.

Caren Mason - STAAR Surgical Company - President, CEO

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AUGUST 03, 2016 / 04:30PM ET, STAA - Q2 2016 STAAR Surgical Co Earnings Call

Thank you, Ray. We look forward to the nondeal roadshow with you coming up in mid-August.

Raymond Myers - Benchmark Capital - Analyst

Likewise.

Caren Mason - STAAR Surgical Company - President, CEO

Okay.

Operator

(Operator Instructions) Our next question comes from Jim Sidoti of Sidoti & Company. Your line is open.

Jim Sidoti - Sidoti & Company - Analyst

Good afternoon. In the past, most of the communication with the FDA has been pretty one-sided, you reporting your remediation efforts to them. Has that changed in the quarter? Have you heard anything back from them during the quarter?

Caren Mason - STAAR Surgical Company - President, CEO

We have not had any formal communications with the FDA regarding the warning letter or our remediation activities. No change there.

Jim Sidoti - Sidoti & Company - Analyst

All right. And the presbyopia lens, you said in the press release you're going to be in shipment in the third quarter, it sounded like. So, does that mean that product is approved?

Caren Mason - STAAR Surgical Company - President, CEO

No, no, no. All that we have in our effort as far as developing a presbyopic ICL, which has to go through all of the evaluation process and clinical study, etc., going forward, what you want to make sure of is that the way that you have designed and powered the lens is, in effect, actually working in a human. And so as a result of that it's called first in man. So, those first-in-man implants are usually very few, and then you study the effects and make a determination whether you are at the point of design-free post what you learn from that clinical evaluation. And so what we are saying is we are far enough along now that we're ready for that testing of the lens.

Jim Sidoti - Sidoti & Company - Analyst

Okay. So, you still have to go through a clinical trial and --

Caren Mason - STAAR Surgical Company - President, CEO

Oh, absolutely, yes.

Jim Sidoti - Sidoti & Company - Analyst

So, it's probably more like 2018 kind of [product]. Does that seem reasonable?

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AUGUST 03, 2016 / 04:30PM ET, STAA - Q2 2016 STAAR Surgical Co Earnings Call

Caren Mason - STAAR Surgical Company - President, CEO

Well, we don't predict, because there are so many moving parts, so we're just really happy to be at this point.

Jim Sidoti - Sidoti & Company - Analyst

Okay. All right. And what countries had the best growth in ICL in the quarter and what prompted that?

Steve Brown - STAAR Surgical Company - CFO

Well, Japan had the highest growth, but it's on a relatively small base. The strongest growth is in China, where we --

Jim Sidoti - Sidoti & Company - Analyst

How much was it up in China?

Steve Brown - STAAR Surgical Company - CFO

So, China revenue growth as we reported was, let's see --

Caren Mason - STAAR Surgical Company - President, CEO

48%.

Steve Brown - STAAR Surgical Company - CFO

-- yeah, 48% in China, Jim.

Jim Sidoti - Sidoti & Company - Analyst

And is that with new agreements that prompted that?

Steve Brown - STAAR Surgical Company - CFO

It is largely driven by the strategic cooperation agreement we have with Aier, but it's also our other businesses in China.

Jim Sidoti - Sidoti & Company - Analyst

Okay. And how is Korea?

Steve Brown - STAAR Surgical Company - CFO

The Korea business was also up 31%.

Jim Sidoti - Sidoti & Company - Analyst

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AUGUST 03, 2016 / 04:30PM ET, STAA - Q2 2016 STAAR Surgical Co Earnings Call

And is that attributed to some of the direct to consumer campaigns you've been doing, or any new agreements in Korea?

Steve Brown - STAAR Surgical Company - CFO

No. No new agreements in Korea. It's just the business there.

Jim Sidoti - Sidoti & Company - Analyst

Are you continuing with the direct to consumer campaign in Korea?

Steve Brown - STAAR Surgical Company - CFO

Well, if you recall, we weren't conducting that direct to consumer campaign, our distributor was doing that. And don't know what the future plans are for the distributor, but currently they're not the DTC that the distributor was running several months ago.

Jim Sidoti - Sidoti & Company - Analyst

All right, thank you.

Operator

Our next question comes from Chris Cooley of Stephens. Your line is open.

Chris Cooley - Stephens Inc. - Analyst

Good afternoon, Caren and Steve. When I think about the growth in the quarter, really strong there, up 12%, almost 12.5%, help me think about the contribution to reported sales both from the conversion of the German distributor to direct and higher ASPs that we started, all started really in the first quarter in the Asia-Pac region. And then I've got one other follow-up.

Steve Brown - STAAR Surgical Company - CFO

Sure. In the quarter for Germany, revenue growth for ICLs was up 132%. The unit growth was up 20%. So, it was in Germany both a combination of good unit growth and also the distributor to direct conversion.

Chris Cooley - Stephens Inc. - Analyst

And higher ASPs in Asia-Pac?

Caren Mason - STAAR Surgical Company - President, CEO

Yes.

Steve Brown - STAAR Surgical Company - CFO

Yes. Asia-Pac in total, higher ASPs, but as we reported, strong unit growth in Asia-Pac.

Chris Cooley - Stephens Inc. - Analyst

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AUGUST 03, 2016 / 04:30PM ET, STAA - Q2 2016 STAAR Surgical Co Earnings Call

I guess if I hear you correctly you're not willing to tease out kind of the contribution to growth through pricing versus underlying volume?

Steve Brown - STAAR Surgical Company - CFO

Well, if you look at Asia-Pac, and I'll give it to you for the quarter, we had an overall of 40% increase in ICL units -- I'm sorry, 38% increase in ICL units, a 40% increase in sales. So, it was mostly unit growth in Asia-Pacific.

Chris Cooley - Stephens Inc. - Analyst

Okay. And then just lastly I noticed that, looking at the balance sheet here, inventories came down sequentially. Just curious if you could give us an update. I remember in the prior quarter's call you had an IOL holdback there from a quality standpoint. Has that issue been resolved with those units shipped, or are those still -- maybe just give us a general update there?

Caren Mason - STAAR Surgical Company - President, CEO

Actually, it wasn't quality related. We had a silicone IOL hold. We were making a determination going forward of what we wanted to do with the line in terms of reinvesting for additional equipment and revalidation of that equipment for the silicone IOL line, and made the decision not to go forward. So, that was today's announcement. In terms of billing, all of those units that during our manufacturing time frame pre-August of last year that are in inventory, as well as consignments that we are collecting and then redistributing as we can, all of our inventory we expect to move out of in the silicone IOL by the end of December for the North American market.

Chris Cooley - Stephens Inc. - Analyst

Okay. And -- I'll have to go back and look at that. And I guess just lastly for me. On first in man, can you give us a little bit more color just in terms of maybe the total number of --obviously, the first in man is the first. But will this be a set of five bilateral implants, 10, and just kind of give us an idea of maybe where these begin occurring and kind of the initial follow-up period there? And then I'll get back in queue. Thanks.

Caren Mason - STAAR Surgical Company - President, CEO

We do have 2 international locations where we plan to conduct our first-in-man studies. We're going to start with one of these locations by the end of the third quarter. We do have multiple patients that are being signed up. And then as we go through on a consecutive basis, assuming that those first implants are successful or performing as we expect, we would continue on until we complete. So, fundamentally you could talk about 5 patients, 10 eyes; 10 patients, 20 eyes. It just really depends. But the protocol is very strict and stringent, and the testing that we want to do not only in terms of the way the patient is prepared for the implant but the procedure itself. We have a very successful surgeon who has a very great track record. And remember that the presbyopic ICL is really EVO being powered with EDOF for a presbyopic multifocal experience. So, we also have the post-implant study where you need to determine, have we prepared this patient for what the new experience will be at all three correction levels, and what was their experience post? So, this is very critical and important process for us, and we're really looking forward to the results, which as I said in my prepared remarks, we plan to share with some of the most prominent refractive surgeons globally who sit on our presbyopia working group to share the results with them.

Chris Cooley - Stephens Inc. - Analyst

Understood. Thanks so much.

Operator

(Operator Instructions) I'm showing no further questions. I'd like to turn the call back over to Caren Mason, President and CEO of STAAR Surgical for closing remarks.

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AUGUST 03, 2016 / 04:30PM ET, STAA - Q2 2016 STAAR Surgical Co Earnings Call

Steve Brown - STAAR Surgical Company - CFO

Operator, I think we do have one person in the queue.

Operator

We do have one question from Brian Weinstein of William Blair. Your line is open.

Matt Larew - William Blair & Company - Analyst

This is Matt Larew. I appreciate you sneaking me in. First, I just wanted to ask about EVO+ being launched in Europe. It was first launched in April in Spain, I think, and then ongoing other geographies. Just wondering, Caren, if you could maybe let us know if there are particular geographies where you're seeing a lot of success with that launch?

Caren Mason - STAAR Surgical Company - President, CEO

Yes. The initial countries in Europe, Spain, Italy, Belgium, etc., very good results. We've had some implants in the Middle East. We expect to open up Korea soon. And the feedback has been extraordinary. We are very excited about EVO+ and the rejuvenation opportunity, for example, in Korea, which we talked about earlier. We believe with our distributor, who is equally excited, that Korea will especially benefit from having this larger optic zone, which also helps with any night aberrations, etc., associated with halo and glare. So, there is a really great opportunity for us, I think, with EVO+, and we're really pleased with our initial rollout.

Matt Larew - William Blair & Company - Analyst

Okay, thanks. And just one more and it's for Steve on gross margins. Obviously, some pricing benefit, but also with what you guys are doing internally; a nice sequential growth there. Should we expect that same level of sequential growth throughout the year? Obviously, the guide initially was to move up throughout the year, but can you just help us how to think about sequential gross margins from here given what you guys are doing?

Steve Brown - STAAR Surgical Company - CFO

Well, we continue to expect the gross margin expansion, and it's going to come from the favorable mix to ICL, and there is still yet some to come from quarter-over-quarter price. And also this is now the fourth straight quarter that our ICL unit costs have gone down quarter-over-quarter.

Matt Larew - William Blair & Company - Analyst

Okay. That's all for me. Appreciate it.

Caren Mason - STAAR Surgical Company - President, CEO

Okay. I'd like to close the call, Operator. I'd like to thank everyone for their participation on the call today. One final note. During the third quarter we look forward to attending the Canaccord Genuity Growth Conference in Boston, and a nondeal roadshow scheduled in Salt Lake City in the Midwest. We appreciate your interest and investment in our Company. All the best to all of you.

Operator

Ladies and gentlemen, thank you for participating in today's conference. This does conclude the program and you may all disconnect. Everyone, have a great day.

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